Exhibit 10.1
AMENDMENT NO. 1
     AMENDMENT NO. 1 dated as of August 26, 2005 (“Amendment No. 1”) to the Amended and Restated Credit Agreement dated as of November 23, 2004 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) between IOWA TELECOMMUNICATIONS SERVICES, INC. (the “Borrower”), the lenders party thereto (the “Lenders”) and RURAL TELEPHONE FINANCE COOPERATIVE, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
     The Borrower has requested that the requisite lenders consent to the reduction of the Applicable Margin for Tranche B Term Loans and to make certain other modifications to the Credit Agreement and, in that connection, the Administrative Agent has been granted authority by the requisite Lenders to execute and deliver this Amendment on behalf of the Lenders. The Borrower and the Administrative Agent pursuant to authority granted by, and having obtained all necessary consents of, the requisite lenders, wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:
     Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.
     Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:
     2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.
     2.02. Definition of Applicable Rate. The first paragraph of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement shall be amended in its entirety to read as follows:
     “Applicable Rate” means, for any day, (i) with respect to any ABR Loan, (x) that is a Revolving Loan, 1.00% per annum and (y) with respect to any ABR Loan that is a Tranche B Term Loan, .75% per annum, (ii) with respect to any Eurodollar Loan, (x) that is a Revolving Loan, 2.00% per annum and (y) with respect to any Eurodollar Loan that is a Tranche B Term Loan, 1.75% per annum, (iii) with respect to any Fixed Rate Loan, 0.85% per annum and (iv) with respect to any Variable Rate Loan, 0.85% per annum.

Amendment No. 1

     2.03. Other Definitions. The definitions of “Applicable Revolving Reduction amount” and “Available Cash” in Section 1.01 of the Credit Agreement shall be amended in their entirety to read as follows, and new definitions of “Amendment No. 1 Effective Date”, “Pro Forma Revolving Amount” and “Repricing Transaction” shall be inserted in the appropriate alphabetical locations to read as follows:
     “Amendment No. 1 Effective Date” means the effective date of Amendment No. 1 dated as of August 26, 2005 to this Agreement.
     “Applicable Revolving Reduction Amount” means, for any fiscal year, the cumulative reductions, if positive, of Revolving Loans from the Pro Forma Revolving Amount through the last day of such fiscal year. Such cumulative reduction may be determined by formula as follows:
     (a) for the fiscal year ending December 31, 2005, the sum of (i) the Pro Forma Revolving Amount minus (ii) the aggregate amount of Revolving Loans outstanding on the close of business on December 31, 2005 and
     (b) for any subsequent fiscal year, the sum of (i) the amount referred to in the foregoing subclause (a)(i) minus the sum of the Applicable Revolving Reduction Amounts for each fiscal year preceding such subsequent fiscal year minus (ii) the aggregate amount of Revolving Loans outstanding on the close of business on the last day of such subsequent fiscal year.
     “Available Cash” means for any Reference Period, for the Borrower and the Subsidiaries (determined on a consolidated basis, without duplication, for such Reference Period), the sum (which may be negative) of Adjusted EBITDA for such Reference Period minus (a) the sum of
     (i) Cash Interest Expense for such Reference Period,
     (ii) Capital Expenditures made during such Reference Period, excluding any Capital Expenditures financed with the proceeds of (A) Indebtedness permitted hereunder and identified pursuant to Section 5.01(c) as having been applied to finance Capital Expenditures (other than any Capital Expenditures financed with the proceeds of Revolving Loans), (B) issuances of Equity Interests, (C) permitted sales of assets or (D) casualty events),
     (iii) the aggregate consideration of the type described in clause (a) of the definition of “Purchase Price” in this Section in respect of Permitted Acquisitions made during such Reference Period, excluding any

Amendment No. 1

such consideration financed with the proceeds of (A) Indebtedness permitted hereunder and identified pursuant to Section 5.01(c) as having been applied to finance Permitted Acquisitions, (B) issuances of Equity Interests or (C) permitted sales of assets, net of any Recoveries in respect of such Permitted Acquisitions not included in Adjusted EBITDA,
     (iv) Investments (other than Exempt Investments or Permitted Acquisitions during such Reference Period), net of any Recoveries in respect of such Investments not included in Adjusted EBITDA,
     (v) scheduled payments of principal of such Person’s Indebtedness made or payable during such Reference Period,
     (vi) voluntary prepayments of Indebtedness of such Person made during such Reference Period (other than prepayments of Revolving Loans) and prepayments of the Loans made pursuant to paragraphs (c) and (d) of Section 2.10 during such Reference Period (other than prepayments of Revolving Loans),
     (vii) Taxes paid in cash for such Reference Period,
     (viii) Transaction Expenses incurred during such Reference Period,
     (ix) the cash cost of any extraordinary or unusual losses, during such Reference Period and
     (x) payments made in cash during such Reference Period on account of non-cash losses or non-cash charges expensed during or prior to such Reference Period, plus (b) the sum of (i) the cash amount realized in respect of extraordinary or unusual gains, and the cash amount realized on gains on sales of assets other than in the ordinary course of business, during such Reference Period and (ii) cash received during such Reference Period on account of non-cash gains or non-cash income excluded from Adjusted EBITDA in any period prior to such Reference Period.
     “Pro Forma Revolving Amount” means an amount equal to the sum of (i) the outstanding Revolving Loans on the Closing Date ($29,507,010) plus (y) the aggregate Transaction Expenses associated with the Recapitalization paid after the Closing Date and on or before December 7, 2004, consisting of $14,201,901 applied to the payment of certain breakage fees and $10,046,161 applied to the redemption of certain options as described in the Registration Statement. The total Pro Forma Revolving Amount is equal to $53,755,072.

Amendment No. 1

     “Repricing Transaction” has the meaning assigned to such term in Section 2.10(f).
     2.04. Section 2.10 of the Credit Agreement shall be amended as follows:
     A. Section 2.10(a) of the Credit Agreement shall be amended in its entirety to read as follows:
     “(a) Voluntary Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section, provided that the Tranche D Term Loans may not be voluntarily prepaid unless, prior to or concurrently with such voluntary prepayment, the aggregate outstanding principal amount of all Tranche B Term Loans, Tranche C Term Loans and Incremental Loans, all accrued and unpaid interest thereon and all other amounts payable hereunder with respect thereto shall have been paid in full, provided, further, that any voluntary prepayment of Tranche B Term Loans with the proceeds of a Repricing Transaction shall be accompanied by a prepayment fee as and to the extent provided in Section 2.10(f).”
     B. Section 2.10(d) of the Credit Agreement shall be amended in its entirety to read as follows:
     “(d) Mandatory Prepayment of Excess Cash Flow. The Borrower shall prepay the Loans within 120 days after the end of each fiscal year of the Borrower commencing with the fiscal year ending on December 31, 2005, in an aggregate amount equal to the sum of the Applicable Prepayment Percentage of (i) any increase in Cumulative Distributable Cash of the Borrower and the Subsidiaries during such fiscal year (it being understood that the determination of the amount referred to in clause (i) of the definition of “Cumulative Distributable Cash” in Section 1.01 shall not be deemed to be an increase in Cumulative Distributable Cash for purposes hereof) minus (ii) the sum of (A) the aggregate amount of prepayments (if any) of Term Loans made during such fiscal year pursuant to paragraph (c) above (to the extent such prepayments have not already been deducted in determining Cumulative Distributable Cash for the Reference Period that includes such fiscal year) plus (B) the Applicable Revolving Reduction Amount for such fiscal year.”
     C. A new clause (f) shall be inserted at the end of said Section 2.10, immediately after clause (e), to read as follows:
     “(f) Prepayments in Connection with Repricing Transactions. Any prepayment in full of the Tranche B Term Loans on or prior to the first anniversary of the Amendment No. 1 Effective Date with the proceeds of any Repricing Transaction shall

Amendment No. 1

be accompanied by a prepayment fee equal to 1.00% of the principal amount prepaid. A “Repricing Transaction” means the incurrence by any Loan Party on any Indebtedness (including, without limitation, any Incremental Loan or other new or additional term loans under this Agreement) that is secured or is broadly marketed or syndicated to banks and other institutional investors in financings similar to the financing provided pursuant to this Agreement (i) having an effective interest rate margin or weighted average yield (to be determined by the Administrative Agent consistent with generally accepted financial practice, after giving effect to, among other factors, margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) that is less than the Applicable Rate for, or weighted average yield (to be determined by the Administrative Agent on the same basis) of, the Tranche B Term Loans, and (ii) the proceeds of which are used, in whole or in part, to prepay all outstanding principal of the Tranche B Term Loans.”
     Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that (i) the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 1 and (ii) no Default or Event of Default has occurred and is continuing and (iii) the outstanding Revolving Loans on the Closing Date was $29,507,010 and the aggregate Transaction Expenses associated with the Recapitalization paid after the Closing Date and on or before December 7, 2004 consisted of $14,201,901 applied to the payment of certain breakage fees and $10,046,161 applied to the redemption of certain options as described in the Registration Statement.
     Section 4. Conditions to Effectiveness. The amendments set forth in Section 2 hereof are subject to the receipt by the Administrative Agent of duly executed and delivered counterparts of this Amendment from the Borrower and the Administrative Agent, and duly executed and delivered authorizations to the Administrative Agent from the Required Lenders and each Tranche B Lender.
     Section 5. Confirmation of Guarantee and Security. Each of the Subsidiary Loan Parties hereby confirms that the obligations of the Borrower under the Credit Agreement as amended hereby shall be entitled to the benefits of their Guarantee set forth in the Subsidiary Guarantee Agreement in accordance with its terms, and each of the Borrower and the Subsidiary Loan Parties hereby confirms that the obligations of the Loan Parties under the Credit Agreement and the Subsidiary Guarantee Agreement as amended and confirmed hereby shall be entitled to the benefits of the collateral security provided by the Security Documents in accordance with their respective terms.

Amendment No. 1

     Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

Amendment No. 1

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

IOWA TELECOMMUNICATIONS SERVICES, INC.
By:	/s/ Craig A. Knock
	Name:	Craig A. Knock
	Title:	Vice-President, Chief Financial Officer, & Treasurer

GUARANTORS IOWA TELECOM COMMUNICATIONS, INC.
By:	/s/ Craig A. Knock
	Name:	Craig A. Knock
	Title:	Vice-President, Chief Financial Officer, & Treasurer

IOWA TELECOM DATA SERVICES, L.C. Iowa Telecommunications Services, Inc., Sole Member
By:	/s/ Craig A. Knock
	Name:	Craig A. Knock
	Title:	Vice-President, Chief Financial Officer, & Treasurer

IOWA TELECOM TECHNOLOGIES, LLC Iowa Telecommunications Services, Inc., Sole Member
By:	/s/ Craig A. Knock
	Name:	Craig A. Knock
	Title:	Vice-President, Chief Financial Officer, & Treasurer

Amendment No. 1

IT COMMUNICATIONS, LLC Iowa Telecom Communications, Inc., Sole Member
By:	/a/ Craig A. Knock
	Name:	Craig A. Knock
	Title:	Vice-President, Chief Financial Officer, & Treasurer

ADMINISTRATIVE AGENT RURAL TELEPHONE FINANCE COOPERATIVE, as Administrative Agent
By:	/s/ J. Andrew Don
	Name:	J. Andrew Don
	Title:	Assistant Secretary-Treasurer

Amendment No. 1